UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2013 (December 4, 2012)

QR Energy, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

On January 3, 2013, QR Energy, LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial December 2012 Transferred Properties 8-K”) in connection with its completion of an acquisition on December 28, 2012 of certain oil and natural gas properties and a processing plant located in the Florida panhandle (the “December 2012 Transferred Properties”) pursuant to a Purchase and Sale Agreement by and among the Partnership and affiliate sellers in exchange for approximately $30 million in cash and the assumption of $115 million of long-term debt, subject to customary purchase price adjustments.

On December 6, 2012, the Partnership filed a Current Report on Form 8-K (the “Initial East Texas Oil Field 8-K”) in connection with its completion of an acquisition on December 4, 2012 from a private seller (the “Seller”) of certain oil properties (the “East Texas Oil Field Properties”) located in the Ark-La-Tex area pursuant to a Purchase and Sale Agreement by and among the Partnership and the Seller (the “East Texas Oil Field Acquisition”) in exchange for approximately $215 million in cash, subject to customary purchase price adjustements.

The Initial East Texas Oil Field 8-K and the Initial December 2012 Transferred Properties 8-K stated that the required financial statements and pro forma financial information related to the acquisitions of the East Texas Oil Field Properties and the December 2012 Transferred Properties would be filed by an amendment to the Initial East Texas Oil Field 8-K and the Initial December 2012 Transferred Properties 8-K. This amendment on Form 8-K/A amends and supplements the Initial East Texas Oil Field 8-K and Initial December 2012 Transferred Properties 8-K to include financial statements and pro forma financial information as described in Items 9.01(a) and 9.01(b). No other amendments are being made to the Initial East Texas Oil Field 8-K nor the Initial December 2012 Transferred Properties 8-K.

(a) Financial Statements of Businesses Acquired.

The unaudited statements of revenues and direct operating expenses for the December 2012 Transferred Properties for the nine months ended September 30, 2012 and 2011, and the audited statement of revenues and direct operating expenses for the December 2012 Transferred Properties for the year ended December 31, 2011, and the related notes thereto, are attached hereto as Exhibit 99.1.

The unaudited statements of revenues and direct operating expenses for the East Texas Oil Field Properties for the nine months ended September 30, 2012 and 2011, and the the audited statement of revenues and direct operating expenses for the East Texas Oil Field Properties for the year ended December 31, 2011, and the related notes thereto, are attached hereto as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial information of the Partnership as of September 30, 2012 and for the nine months ended September 30, 2012 and the year ended December 31, 2011 and the related notes thereto, showing the pro forma effects of the acquisition of the December 2012 Transferred Properties, East Texas Oil Field Properties and certain other transactions are attached hereto as Exhibit 99.4.

(d)	Exhibits.

Exhibit No.	Exhibit Description

23.1	Consent of PricewaterhouseCoopers, LLP.
23.2	Consent of BDO USA, LLP.
23.3	Consent of KPMG LLP.
99.1

Unaudited statements of revenues and direct operating expenses for the December 2012 Transferred Properties for the nine months ended September 30, 2012 and 2011, and the audited statement of revenues and direct operating expenses for the year ended December 31, 2011, and the related notes thereto.

99.2

Unaudited statement of revenues and direct operating expenses for the East Texas Oil Field Properties for the nine months ended September 30, 2012 and 2011, and the audited statement of revenues and direct operating expenses for the year ended December 31, 2011, and the related notes thereto.

99.3

Unaudited statement of revenue and direct operating expense for the Prize Properties for the three months ended March 31, 2011 and 2012, and the audited statement of revenue and direct operating expenses for the year ended December 31, 2011, and the related notes thereto (Incorporated herein by reference to Exhibit 99.1 of the Partnership’s Current Report on Form 8-K filed on June 29, 2012).

99.4

Unaudited pro forma combined financial information of the Partnership as of September 30, 2012 and for the nine months ended September 30, 2012 and the year ended December 31, 2011 and the related notes thereto, giving effect to the acquisition of the December 2012 Transferred Properties, the East Texas Oil Field Properties and the certain other transactions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: January 9, 2013